EXHIBIT 10.24 - RELEASE AGREEMENT BETWEEN METALDYNE CORPORATION AND GEORGE
THANAPOULOS

                                    AGREEMENT

     THIS RELEASE AGREEMENT ("Agreement") is made as of this 10th day of August
2004, between GEORGE P. THANOPOULOS ("Executive") and METALDYNE CORPORATION
("Employer").

                                  INTRODUCTION

I.   Executive's last day of work will be August 17, 2004 (the "Termination
     Date").

II.  Employer is not obligated to pay Executive any compensation, benefits or other consideration after the Termination Date except as specifically set forth in Paragraph 1.

III. Executive has had the opportunity to review this Agreement and is encouraged to consult with legal counsel prior to executing this Agreement to ascertain whether Executive has any potential rights or remedies, which are being waived and released by Executive's execution of this Agreement.

IV.  Executive and Employer, without any admission of liability, desire to settle with finality, compromise, dispose of, and release all claims, demands and causes of action Executive has asserted or which Executive could assert against Employer, whether arising out of the Executive's
     Employment Agreement with Employer, dated October 1, 2001 ("Employment
     Agreement"); any agreement with a predecessor to Employer; the termination of the Employment Agreement; the employment relationship; the termination of the employment relationship; or any condition or benefit of employment or otherwise. This Agreement is not and shall not be construed as an admission by Employer of any liability, an admission against interest or any violation of Employer's policies or procedures.

                                    AGREEMENT

     Employer and Executive agree as follows:

     1.   SEVERANCE PACKAGE. As consideration for this Agreement, Employer agrees to provide Executive the Severance Package set forth in this
          Paragraph 1. The payments and benefits provided under this Paragraph 1 are made in lieu of any further payments or benefits to Executive under the Employment Agreement, and Executive acknowledges that the payments and benefits provided under this Paragraph 1 exceed the amounts that would otherwise be owing to him under the Employment
          Agreement:

          a.   Base salary continuation for a period of twenty-four (24) months in the gross amount of $900,000.00. Payment to Executive will be made in equal, bi-weekly installments, minus applicable
               withholding and payroll taxes. The gross amount per pay period will be $900,000.00 divided by the number of pay periods in the twenty-four (24) month period.

          b.   A gross bonus equal to two hundred percent (200%) of the target bonus opportunity under the Annual Value Creation Plan (AVCP), payable in equal installments over the twenty-four (24) month period under the same payment provisions described in 1(a) above.
               Executive's gross bonus amount for this purpose is $540,000.00.
               The gross amount per pay period will be $540,000.00 divided by the number of pay periods in the twenty-four (24) month period.
               In addition, a pro rata bonus for 2004 through the Termination
               Date calculated at one hundred percent (100%) of the bonus opportunity for target performance under the AVCP. Executive's gross bonus amount for this purpose is $166,153.84, subject to all applicable withholdings described above, paid as a single sum within ten (10) days of the signing of this Agreement.

          c.   Continuation of benefits under any group medical, dental, and life insurance benefits substantially similar to those which
               Executive was receiving immediately prior to termination of employment until the earlier of:

                    1.   the end of the twenty-four (24) month period following
                         the Termination Date, or

                    2.   the date on which Executive becomes eligible to receive
                         any benefits under any plan or program of any other
                         employer.

               Employer will pay the employer-portion of the medical, dental, and life insurance coverage. Executive will be required to pay the Executive-portion of the medical, dental, and life insurance premiums. The Executive-portion of the premiums will be billed to the Executive on a monthly basis. Health care continuation will be applied against the COBRA notification period. If Employer is not able to provide coverage under the existing plans, Executive will be paid cash in the amount of the Employer's portion of the premium cost.

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          d.   The effect of this termination on any stock option grants is not addressed by this Agreement and is subject to the plan documents governing such grants.

          e.   Employer shall pay for outplacement services for Executive with a provider selected by Employer. Employer shall make direct
               periodic payments for such services to the provider, as needed, provided that such payments shall not in the aggregate exceed
               Twenty-Thousand Dollars ($20,000).

          f.   Executive shall continue to participate in the Metaldyne
               Executive Car Program for a period of six (6) months from the
               Termination Date in accordance with the terms of that program.

          g.   Executive shall continue to participate in the Metaldyne
               Executive Flex Allowance Plan for the remainder of the 2004
               "benefit year", which would cover eligible expenses through
               October 31, 2004.

               Executive agrees that he is exclusively liable for the payment of any federal, state, city or other taxes that may be due as a result of any severance benefits received by Executive as provided in this
          Agreement. Executive further agrees to indemnify and hold Employer harmless from any payment of taxes or penalties, if any, that may be required of Executive as a result of any severance benefits received by Executive pursuant to this Agreement.

     2.   TERMINATION OF BENEFITS. Notwithstanding benefits outlined in
          Paragraph 1 above, Executive shall cease to be an active participant under Employer's retirement and other benefit plans pursuant to the terms of those plans, and no additional benefits shall accrue to
          Executive after the Termination Date.

     3.   NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY; RELEASE
          CONSIDERATION. Executive acknowledges that he remains subject to the restrictive covenants and remedies contained in Sections 13 and 14 of the Employment Agreement, which covenants and remedies, including the
          Employer's right to cause a forfeiture of further payments or benefits under the Severance Package of Paragraph 1 and demand repayment of any payments or benefits, are incorporated herein by reference and which by their terms survive the termination of Executive's employment and the Employment Agreement. Employer acknowledges that, by signing this
          Agreement, Executive has satisfied the requirement of Section 13(f) of the Employment Agreement, and Executive acknowledges that this
          Agreement provides additional and sufficient consideration for the release contained herein.

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     4.   RETURN OF PROPERTY. Executive agrees to immediately return all
          Employer property (and any copies of such property) of whatsoever kind and character, including, without limitation, keys, credit cards, documents, computers, computer software, discs and media, policy and procedures manuals and all other tangible or intangible property of
          Employer.

     5.   NO DISPARAGEMENT. Executive agrees not to criticize, disparage or otherwise demean in any way Employer or its respective affiliates, officers, directors, Executives or Employer's products. Likewise, the
          Employer agrees not to criticize, disparage or otherwise demean the
          Executive.

     6.   RELEASE. Executive, for himself, and his heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Employer, its affiliates, subsidiaries and respective officers, directors, agents, representatives, shareholders, employees
          (current and former), employee benefit plans, successors,
          predecessors, assigns, and any and all other persons, firms, corporations and other legal entities associated with Employer
          (collectively referred to as the "Released Parties"), of and from any and all claims, demands, actions, causes of action, debts, damages, expenses, suits, contracts, agreements, costs and liabilities of any kind, nature or description, whether direct or indirect, known or unknown, in law or in equity, in contract, tort or otherwise, which
          Executive ever had, now has or may have against any of the Released
          Parties as of the date of execution of this Agreement, whether known or unknown, suspected or unsuspected, or which may be based upon pre-existing acts, claims or events occurring at any time up to the present date including, but not limited to, claims arising under the
          Employment Agreement, Title VII of the Civil Rights Act of 1964 or
          state civil rights statutes, claims arising under the Age
          Discrimination in Employment Act of 1967 ("ADEA"), as amended by the
          Older Workers Benefit Protection Act ("OWBPA"), claims arising under the Americans with Disabilities Act ("ADA"), the Family and Medical
          Leave Act ("FMLA"), the Fair Labor Standards Act ("FLSA"), the
          National Labor Relations Act ("NLRA"), the Employee Retirement Income
          Security Act ("ERISA"), claims for breach of express or implied contract, breach of promise, promissory estoppel, loss of income, back pay, reinstatement, front pay, impairment of earning capacity, wrongful termination, discrimination, damage to reputation, fraud, violation of public policy, retaliation, negligent or intentional infliction of mental or emotional distress, intentional tort or any other federal, state or local common law or statutory claims, and all other claims and rights, whether in law or equity. It is the intention of the parties that this paragraph will be construed as broadly as possible; however, this paragraph does not include claims arising under state workers' compensation laws, state unemployment laws and any claims that arise after the signing of this Agreement. This paragraph also does not affect

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          Executive's right to file a charge or otherwise participate in an EEOC proceeding insofar as it is required by current EEOC regulations.
          Executive understands that Employer will assert this Agreement as an affirmative defense against any claim asserted by Executive in any forum.

     7.   NON-DISCLOSURE. Executive shall not disclose the fact of this
          Agreement or any of its terms to any third parties other than
          Executive's spouse, tax advisors, accountants and attorneys or as otherwise required by law. Executive agrees that any violation of this non-disclosure paragraph will result in substantial and irreparable injury to Employer.

     8.   REFERENCES. In the event that Executive seeks a reference for employment purposes, Executive agrees to direct inquiries to
          Metaldyne's Human Resources Department. References to be provided by
          Employer regarding Executive shall be limited to dates of employment, positions held and compensation. Those making such inquiries will be advised that it is the general policy of Employer to provide only such neutral references in response to employment inquiries.

     9.   CONSIDERATION TIME AND REVOCATION PERIOD. Consistent with the ADEA, this Agreement was first given to Executive on August 10, 2004.
          Executive has twenty-one (21) calendar days during which to review and consider this offer. Executive is not required to, but may accept this
          Agreement by signing and returning the Agreement at any time prior to
          August 31, 2004. In the event Executive signs and returns the
          Agreement before that time, Executive certifies, by such execution, that he knowingly and voluntarily waives the right to the full twenty-one (21) days, for reasons personal to Executive, with no pressure by Employer to do so. Employer and Executive further agree that any changes, whether material or immaterial, to this Agreement do not restart the running of the twenty-one (21) day consideration period.

     Executive understands that he may revoke this Agreement for a period of seven (7) calendar days following his execution of the Agreement. Executive understands that any revocation, in order to be effective, must be: (1) in writing and either postmarked within seven (7) days of the Executive's execution of the Agreement and addressed to General Counsel, Metaldyne Corporation, 47603
Halyard Drive, Plymouth, MI 48170-2429, or (2) hand-delivered within seven (7)
days of Executive's execution of the Agreement to Metaldyne's General Counsel at the address listed above. If revocation is by mail, certified mail, return receipt requested is required to show proof of mailing.

     10.  NO PAYMENT. No payments or benefits under this Agreement shall be made to Executive until after the seven (7) day revocation period has expired. If Executive does not revoke this Agreement within the seven
          (7) day revocation period, then this Agreement shall become fully and finally effective and the payments and benefits provided by the terms of Paragraph 1 will be made to Executive.

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     11.  COMPLETE AGREEMENT. In executing this Agreement, Executive is doing so knowingly and voluntarily and agrees that he has not relied upon any oral statements by Employer or its representatives, and that this
          Agreement, when signed by both parties, supersedes any and all prior written agreements between the parties regarding the terms of
          Executive's employment or the termination of such employment, including, without limitation, the Employment Agreement (except to the extent that provisions of the Employment Agreement are specifically incorporated into this Agreement).

     12.  SEVERABILITY. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     13.  CHOICE OF LAW. This Agreement shall be deemed to be made and entered into in the State of Michigan and shall in all respects be interpreted, enforced and governed under the laws of the State of
          Michigan and the United States.

EXECUTIVE REPRESENTS THAT HE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT AND
EXECUTES IT KNOWINGLY AND VOLUNTARILY; THAT NO PROMISE, INDUCEMENT OR AGREEMENT
HAS BEEN MADE TO HIM OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT;
THAT THIS AGREEMENT, INCLUDING THE COVENANTS INCORPORATED BY REFERENCE, CONTAINS
THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE MODIFIED EXCEPT BY A
SUBSEQUENT WRITTEN AGREEMENT, EXECUTED BY BOTH PARTIES, WHICH SPECIFICALLY
EVIDENCES AN INTENT TO MODIFY THIS AGREEMENT; AND THAT EXECUTIVE HAS BEEN
ADVISED TO CONSULT WITH LEGAL COUNSEL PRIOR TO EXECUTING THIS AGREEMENT.

WITNESSED:

/S/ JANICE K. MCADAMS                    /S/ GEORGE P. THANOPOULOS
--------------------------------------   ---------------------------------------
                                         GEORGE P. THANOPOULOS
AUGUST 23, 2004
DATE OF WITNESS' SIGNATURE               AUGUST 23, 2004
                                         DATE OF EXECUTIVE'S SIGNATURE

                                         METALDYNE CORPORATION
                                               (EMPLOYER)

                            BY: /S/ TIMOTHY D. LEULIETTE
                                ----------------------------------------

                            ITS: CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

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